Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement on Form S-1 Edgar version filed with the Securities and Exchange Commission of our report dated June 30, 2016 on the financial statements of Grow Generation Corp and Subsidiaries. We also consent to the references to us under the heading “Experts” in this Registration Statement on Form S-1.

Philadelphia, Pennsylvania

Date: July 11, 2016